Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2016 (except for Note 17(b) as to which the date is June 8, 2016) in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-211555) and related Prospectus of Selecta Biosciences, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 20, 2016